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                                                                      EXHIBIT 24


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in (i) Registration Statements on Form S-16, File Nos. 2-51894, 2-55664, 2-63470 and 2-75654; (ii) Registration Statements on
Form S-8, File Nos. 2-77752, 33-10747, 33-24934 and 33-33018, 33-54403,
33-54443 and 33-54555; and (iii) Registration Statements on Form S-3, Files Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-46999,
33-51115, 33-54317 and 33-69432 of our report dated February 14, 1996, on the consolidated financial statements of K N Energy, Inc. and subsidiaries for the year ended December 31, 1995.

                                                         /s/ Arthur Andersen LLP


Denver, Colorado
March 11, 1996











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